EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2025-C35 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 340 Mt Kemble Mortgage Loan, KeyBank National Association, as Special Servicer for the 340 Mt Kemble Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 340 Mt Kemble Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 340 Mt Kemble Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 340 Mt Kemble Mortgage Loan, KeyBank National Association, as Primary Servicer for the BioMed MIT Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed MIT Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the Washington Square Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Washington Square Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the Washington Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Washington Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Washington Square Mortgage Loan, Trimont LLC, as Primary Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the 32 Old Slip - Leased Fee Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 32 Old Slip - Leased Fee Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 32 Old Slip - Leased Fee Mortgage Loan, Trimont LLC, as Primary Servicer for the Adini Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Adini Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Adini Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Adini Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Adini Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Adini Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Adini Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Coastal Equities Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Coastal Equities Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Coastal Equities Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Coastal Equities Portfolio Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Coastal Equities Portfolio Mortgage Loan.

Dated: March 23, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)